Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       FEDERAL PAPER BOARD COMPANY, INC.
            (Exact name of registrant as specified in its charter)


            NORTH CAROLINA                       22-0904830
    (State or other jurisdiction of           (I.R.S. Employer
    incorporation or organization)           Identification No.)

        75 CHESTNUT RIDGE ROAD
         MONTVALE, NEW JERSEY                       07645
(Address of Principal Executive Offices)         (Zip Code)

                     1992 KEY EMPLOYEES STOCK OPTION PLAN
                           (Full title of the plan)
                                ______________
                              QUENTIN J. KENNEDY

                      EXECUTIVE VICE PRESIDENT, SECRETARY
                                 AND TREASURER
                       FEDERAL PAPER BOARD COMPANY, INC.
                            75 CHESTNUT RIDGE ROAD
                          MONTVALE, NEW JERSEY 07645
                                (201) 391-1776
           (Name, address and telephone number of agent for service)
                                   Copy to:
                           MAUREEN S. BRUNDAGE, ESQ.
                                 WHITE & CASE
                          1155 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036
                                (212) 819-8200
                                ______________

                        CALCULATION OF REGISTRATION FEE
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

   TITLE OF SECURITIES TO     AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
       BE REGISTERED           REGISTERED       OFFERING PRICE PER        AGGREGATE OFFERING       REGISTRATION FEE
                                                       SHARE                    PRICE

  Common Stock, par value   1,500,000         $39.44(1)                $59,160,000.00(1)              $20,400.00
  $5.00 per share           shares

(1)      Estimated solely for the purpose of calculating the registration fee.  Such estimate has been calculated pursuant to Rule
         457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Common
         Stock as reported on New York Stock Exchange on September 29, 1995.

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                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

          On June 22, 1992, Federal Paper Board Company, Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 33-48654) (the "1992 Registration Statement") with the Securities and Exchange Commission (the "Commission") to register 1,500,000 shares of common stock, $5.00 par value per share (the "Common Stock"), of the Registrant to be issued pursuant to the terms and conditions of the Registrant's 1992 Key Employees Stock Option Plan (the "Plan").

          Pursuant to General Instruction E of Form S-8, the Registrant hereby files this registration statement on Form S-8 (this "Registration Statement") with the Commission in order to register 1,500,000 additional shares of Common Stock to be issued pursuant to the terms and conditions of the Plan.

          The contents of the 1992 Registration Statement are hereby incorporated by reference in their entirety into this Registration Statement with the exception of Item 6 and Item 8 thereof which are restated in their entirety as follows:


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Amended Articles of Incorporation provide that the Registrant shall, to the fullest extent permitted from time to time by law, indemnify its directors and officers against all liabilities and expenses in any suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Registrant, including all appeals therefrom, arising out of their status as such or their activities in any of the foregoing capacities, unless the activities of the person to be indemnified were at the time taken known or believed by him to be clearly in conflict with the best interests of the Registrant. The Amended Articles of Incorporation also provide that the Registrant shall likewise and to the same extent indemnify any person who, at the request of the Registrant, is or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under any employee benefit plan. Pursuant to the Amended Articles of Incorporation, the right to be indemnified pursuant thereto includes, without limitation, the right of a director or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified thereunder. Any person entitled to indemnification under the Amended Articles of Incorporation shall also be paid reasonable costs, expenses and attorneys' fees (including expenses) in connection with the enforcement of rights to the indemnification granted thereunder. The Amended Articles of Incorporation also provide that the rights of indemnification granted pursuant thereto are not exclusive of any other rights to which those seeking indemnification may be entitled and shall not be limited by the provisions of Section 55-8-51 of the General Statutes of North Carolina and any successor statute.

          Pursuant to the General Statutes of North Carolina, a corporation may indemnify an individual director made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (i) the director conducted himself in good faith and (ii) he reasonably believed that his conduct in his official capacity was in the best interests of the corporation and that his conduct in all other capacities was not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director under this section in connection with a proceeding in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was held liable because he received an improper personal benefit. Pursuant to the General Statutes of North Carolina, expenses incurred by a director in defending a proceeding may be paid by the corporation in advance upon receipt of an undertaking by or on behalf of a director to repay such amount if it is determined that he is not entitled to indemnification. Unless limited by the articles of incorporation, a corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in any proceeding in which he was a defendant because he was a director of the corporation against the reasonable expenses incurred by him in connection with the proceeding. A corporation may purchase insurance on behalf of directors, officers, employees, or agents of the corporation against liability arising from his status as a director, officer, employee, or agent whether or not the corporation has the power to indemnify such person against the same liability under any provisions of the General Statements of North Carolina.

          The Registrant and its directors and officers in their capacities as such are insured against liability for wrongful acts (to the extent defined) under an insurance policy providing aggregate coverage in the amount of $50,000,000 per policy year.


ITEM 8.   EXHIBITS.

     4.1 Amended articles of incorporation of the Registrant as amended as of January 18, 1994 (filed as Exhibits 3.1 and 3.2 to Form 8-B

          Registration of Securities of Certain Successor Issuers dated August 19, 1994 and incorporated herein by reference).

     4.2 Current bylaws of the Registrant (filed as Exhibit 3.3 to Form 8-B Registration of Securities of Certain Successor Issuers dated August 19, 1994 and incorporated herein by reference).

     5 Opinion of Maupin Taylor Ellis & Adams, P.A., counsel to the Registrant, dated October 3, 1995, with respect to the legality of the Common Stock being registered.

     23.1 Consent of Deloitte & Touche LLP, dated October 3, 1995.

     23.2 Consent of Maupin Taylor Ellis & Adams, P.A. (included in Exhibit 5 to this Registration Statement).

     24   Powers of Attorney.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Montvale, State of New Jersey, on this 3rd day of October, 1995.


                              FEDERAL PAPER BOARD COMPANY, INC.
                              (Registrant)



                              By /s/ Quentin J. Kennedy
                                Name:    Quentin J. Kennedy
                                Title:   Director, Executive Vice President,
                                         Secretary and Treasurer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, or by his duly authorized attorney-in-fact, in the capacities indicated and on the date indicated.
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
            Signature                           Title                             Date

             *                     Director, President and Chief    October 3, 1995
 (John R. Kennedy)                 Executive Officer
                                   (Principal Executive Officer)


 /s/ Quentin J. Kennedy            Director, Executive Vice         October 3, 1995
 (Quentin J. Kennedy)              President, Secretary and
                                   Treasurer (Principal Financial
                                   Officer)

 /s/ Roger L. Sanders, II          Vice President and Controller    October 3 1995
 (Roger L. Sanders, II)            (Principal Accounting Officer)

            *                      Director and Senior Vice         October 3, 1995
 (Robert D. Baldwin)               President

            *                      Director and Senior Vice         October 3, 1995
 (W. Mark Massey, Jr.)             President


            *                      Director                         October 3, 1995
 (Thomas L. Cassidy)


            *                      Director                         October 3, 1995
 (W. Ran Clerihue)

            *                      Director                         October 3, 1995
 (James T. Flynn)


           *                       Director                         October 3, 1995
 (Edmund J. Kelly)

           *                       Director                         October 3, 1995
 (John L. Kelsey)


*By /s/ Quentin J. Kennedy                                            October 3, 1995
   (Quentin J. Kennedy,
   Attorney-in-fact)

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                                 EXHIBIT INDEX

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
EXHIBIT NO.
4.1                Amended articles of incorporation of the Registrant as amended as of January 18, 1994 (filed as Exhibits 3.1 and
                   3.2 to Form 8-B Registration of Securities of Certain Successor Issuers dated August 19, 1994 and incorporated herein by reference).

4.2                Current bylaws of the Registrant (filed as Exhibit 3.3 to Form 8-B Registration of Securities of Certain
                   Successor Issuers dated August 19, 1994 and incorporated herein by reference).

5                  Opinion of Maupin Taylor Ellis & Adams, P.A., counsel to the Registrant, dated October 3, 1995, with respect to the legality of the Common Stock being registered.

23.1               Consent of Deloitte & Touche LLP, dated October 3, 1995.

23.2               Consent of Maupin Taylor Ellis & Adams, P.A. (included in Exhibit 5 to this Registration Statement).

24                 Powers of Attorney.
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